Exhibit 99.1
AXT, Inc. Updates Revenue Expectations for the First Quarter 2024
April 8, 2024
Page 1 of 2

AXT, Inc. Announces Preliminary First Quarter 2024 Revenue Results and

Schedules Earnings Release for May 2, 2024

FREMONT, Calif., April 8, 2024 – AXT, Inc. (NasdaqGS: AXTI), a leading manufacturer of compound semiconductor substrates, today announced that it expects to report revenue in the range of $22.4 to $22.7 million for the first quarter ended March 31, 2024, exceeding the company’s prior guidance for the first quarter of 2024 of $20 million to $22 million. This reflects growth in demand for both indium phosphide and gallium arsenide substrates for a variety of applications, including artificial intelligence/data center connectivity, infrastructure, wireless devices, industrial lasers, and others.

The company will announce its financial results for the first quarter of 2024 in a press release immediately following the close of market on May 2, 2024. It will also host a conference call to discuss these results on May 2, 2024 at 1:30 p.m. PT. The conference call can be accessed at (800) 715-9871 (passcode 4378083). The call will also be simulcast at www.axt.com. Replays will be available at (800) 770-2030 (passcode 4378083) until May 16, 2024. Additional investor information can be accessed at http://www.axt.com or by calling the company’s Investor Relations Department at (510) 438-4700.

About AXT, Inc.

AXT is a material science company that develops and manufactures high-performance compound and single element semiconductor substrate wafers comprising indium phosphide (InP), gallium arsenide (GaAs) and germanium (Ge). The company’s substrate wafers are used when a typical silicon substrate wafer cannot meet the performance requirements of a semiconductor or optoelectronic device. AXT’s worldwide headquarters are in Fremont, California and includes sales, administration and customer service functions. AXT has its Asia headquarters in Beijing, China and manufacturing facilities in three separate locations in China. In addition, as part of its supply chain strategy, the Company has partial ownership in ten companies in China producing raw materials for its manufacturing process. For more information, see AXT’s website at http://www.axt.com.

AXT, Inc. Updates Revenue Expectations for First Quarter 2024
April 8, 2024

Cautionary Statement about Preliminary Revenue Results and Forward-Looking Statements

The preliminary revenue results for the first quarter ended March 31, 2024 are estimates based on information available to management as of the date of this release and are subject to further changes upon completion of the company’s standard quarter-end financial close process. This update does not present all necessary information for an understanding of the company’s financial condition as of the date of this release or its results of operations for the first quarter of 2024. As the company completes its quarter-end financial close process and finalizes its financial statements for the quarter, it will be required to make significant judgments in a number of areas. It is possible that the company may identify items that require it to make adjustments to the preliminary revenue results set forth above and those changes could be material. The company does not intend to update such preliminary revenue results prior to release of its final financial results for the first quarter of 2024, which is currently scheduled for May 2, 2024.

The foregoing paragraphs contain forward-looking statements within the meaning of the Federal securities laws, including statements regarding preliminary revenue for the first quarter ended March 31, 2024, growth in demand for indium phosphide and gallium arsenide substrates and our quarter-end financial close process and preparation of financial statements for the first quarter ended March 31, 2024. These forward-looking statements are based upon assumptions that are subject to uncertainties and factors relating to the company’s operations and business environment, which could cause actual results to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. These uncertainties and factors include, but are not limited to, the timing of receipt of product deliveries by our customers and other factors as set forth in the company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q and other filings made with the Securities and Exchange Commission. Each of these factors is difficult to predict and many are beyond the company’s control. The company does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise.

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